                                  Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Current Report on Form 8-K by Amkor Technology, Inc.

/s/ SIANA CARR & O'CONNOR, LLP
Paoli, Pennsylvania
March 10, 2000